As filed with the Securities and Exchange Commission on June 19, 2002
                                            Registration Statement No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             CHITTENDEN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Vermont                                       03-0228404
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

                              Two Burlington Square
                            Burlington, Vermont 05401
                                 (802) 658-4000
          (Address, Including Zip Code, of Principal Executive Offices)

                             -----------------------

                   CHITTENDEN CORPORATION AMENDED AND RESTATED
                   DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                             -----------------------

                                PAUL A. PERRAULT
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors
                             Chittenden Corporation
                              Two Burlington Square
                            Burlington, Vermont 05401
                                 (802) 658-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 With copies to:
     F. SHELDON PRENTICE, ESQ.                       WILLIAM P. MAYER, ESQ.
       Senior Vice President,                          Goodwin Procter LLP
   General Counsel and Secretary                         Exchange Place
       Chittenden Corporation                   Boston, Massachusetts 02109-2881
       Two Burlington Square                             (617) 570-1000
     Burlington, Vermont 05401
           (802) 658-4000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                             Proposed Maximum      Proposed Maximum
 Title of Securities to    Amount to be     Offering Price Per    Aggregate Offering       Amount of
     be Registered         Registered(1)         Share(2)              Price(2)        Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value
    $1.00 per share           250,000             $27.79              $6,947,500            $640.00
=========================================================================================================

(1) Additional shares available for issuance under the Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan (the "Plan"); plus such indeterminate number of additional shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, reverse stock split, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices on the New York Stock Exchange on June 14, 2002.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference
---------------------------------------

     Pursuant to General Instruction E of Form S-8, Chittenden Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 333-58133) as previously filed with the Securities and Exchange Commission on June 30, 1998. This Registration Statement is being filed to register an additional 250,000 shares of the Registrant's common stock, par value $1.00 per share, subject to issuance under the Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan, formerly known as the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan.

Exhibits
--------

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   Exhibit
     No.    Description
   -------  -----------
      4.1   Amended and Restated Articles of Incorporation of the
            Registrant (incorporated herein by reference to Annex B
            of the Registrant's Registration Statement on Form S-4
            (No. 333-75769) filed on April 6, 1999)
     *4.2   Amended and Restated By-Laws of the Registrant
     *4.3   Chittenden Corporation Amended and Restated Directors' Omnibus
            Long-Term Incentive Plan
     *5.1   Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered
    *23.1   Consent of Arthur Andersen LLP, Independent Public Accountants
     23.2   Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1 hereto)
     24.1   Powers of Attorney (included on signature pages to this
            Registration Statement)
-------------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 19th day of June, 2002.

                                   CHITTENDEN CORPORATION



                                   By: /s/ Paul A. Perrault
                                      ----------------------------------------
                                       Paul A. Perrault
                                       President, Chief Executive Officer
                                       and Chairman of the Board of Directors

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Paul A. Perrault, Kirk W. Walters, and F. Sheldon Prentice as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                     Title                             Date
          ---------                                     -----                             ----
                                          President, Chief Executive Officer
                                        and Chairman of the Board of Directors
     /s/ Paul A. Perrault                   (Principal Executive Officer)             June 19, 2002
-------------------------------
       Paul A. Perrault

                                      Executive Vice President, Chief Financial
                                                Officer and Treasurer
                                             (Principal Financial Officer
     /s/ Kirk W. Walters                  and Principal Accounting Officer)           June 19, 2002
-------------------------------
       Kirk W. Walters

   /s/ Frederic H. Bertrand                            Director                       June 19, 2002
-------------------------------
     Frederic H. Bertrand

    /s/ David M. Boardman                              Director                       June 19, 2002
-------------------------------
      David M. Boardman

     /s/ Paul J. Carrara                               Director                       June 19, 2002
-------------------------------
       Paul J. Carrara

                                       2

      /s/ Sally W. Crawford                            Director                       June 19, 2002
-------------------------------
      Sally W. Crawford

   /s/ Philip M. Drumheller                            Director                       June 19, 2002
-------------------------------
     Philip M. Drumheller

      /s/ John K. Dwight                               Director                       June 19, 2002
-------------------------------
        John K. Dwight

        /s/ Lyn Hutton                                 Director                       June 19, 2002
-------------------------------
          Lyn Hutton

    /s/ Philip A. Kolvoord                             Director                       June 19, 2002
-------------------------------
      Philip A. Kolvoord

   /s/ James C. Pizzagalli                             Director                       June 19, 2002
-------------------------------
     James C. Pizzagalli

                                                       Director                       June   , 2002
-------------------------------
     Ernest A. Pomerleau

     /s/ Mark W. Richards                              Director                       June 19, 2002
-------------------------------
       Mark W. Richards

      /s/ Pall D. Spera                                Director                       June 19, 2002
-------------------------------
        Pall D. Spera

      /s/ Owen W. Wells                                Director                       June 19, 2002
-------------------------------
        Owen W. Wells

                                                       Director                       June   , 2002
-------------------------------
    Martel D. Wilson, Jr.

                                  EXHIBIT INDEX

  Exhibit
     No.   Description
  -------  -----------
     4.1   Amended and Restated Articles of Incorporation of the
           Registrant (incorporated herein by reference to Annex B
           of the Registrant's Registration Statement on Form S-4
           (No. 333-75769) filed on April 6, 1999)
    *4.2   Amended and Restated By-Laws of the Registrant
    *4.3 Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan
    *5.1 Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered
   *23.1   Consent of Arthur Andersen LLP, Independent Public Accountants
    23.2   Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1 hereto)
    24.1 Powers of Attorney (included on signature pages to this Registration Statement)
--------------
*  Filed herewith